                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   eBay Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     5. Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     6. Amount Previously Paid:

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

                                   eBay Inc.
                              2145 Hamilton Avenue
                           San Jose, California 95125
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2001

To the stockholders of eBay Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, will be held on Friday, May 25, 2001, at 9:00 a.m. local time at Silicon Valley Conference Center, El Camino Room, 2161 North First Street, San Jose, California 95131 for the following purposes:

          1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

          2. To approve our 2001 Equity Incentive Plan.

          3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2001.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting thereof.

     These business items are described more fully in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 27, 2001, as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL R. JACOBSON

                                          Michael R. Jacobson
                                          Secretary

San Jose, California
April 17, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   eBay Inc.
                              2145 Hamilton Avenue
                           San Jose, California 95125
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of eBay Inc. for use at the Annual Meeting of Stockholders to be held on May 25, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Silicon Valley Conference Center, El Camino Room, 2161 North First Street, San Jose, California 95131. We intend to mail this Proxy Statement and accompanying proxy card on or about April 17, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, par value $0.001 per share (the "Common Stock"), beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of ours, or, at our request, Georgeson Shareholder Communications Inc., a professional proxy solicitation firm ("Georgeson"), may also solicit proxies by telephone, telegram or in-person. We will not additionally compensate directors, officers or other regular employees for these services, but Georgeson will be paid its customary fee, estimated to be approximately $6,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record at the close of business on March 27, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2001, 269,456,708 shares of Common Stock were outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from a beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

REVOCABILITY OF PROXIES

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

     - filing a written notice of revocation with our Secretary at our principal executive office (2145 Hamilton Avenue, San Jose, California 95125);

     - filing with our Secretary at our principal executive office (2145 Hamilton Avenue, San Jose, California 95125) a properly executed proxy showing a later date; or

     - attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at our 2002 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received no later than December 20, 2001 in order to be included in the Proxy Statement and proxy relating to that Annual Meeting. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy must generally be submitted no earlier than February 24, 2002 and no later than March 26, 2002. We advise you to review our Bylaws, which contain this and other requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     eBay's Certificate of Incorporation and Bylaws, as amended to date, provide that the Board of Directors shall be divided into three classes. The first class currently consists of two directors, the second class currently consists of three directors and the third class currently consists of two directors. The term of office for the first class expires at the annual meeting of stockholders to be held in 2002, the term of office for the second class expires at the annual meeting of stockholders to be held in 2003 and the term of office for the third class expires at the annual meeting of stockholders to be held on May 25, 2001. The term of each of these three classes will then expire at the third annual meeting following the date of expiration described in the previous sentence. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

     The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2001, both of whom are currently members of the Board of Directors. One of the nominees for election was previously elected by the stockholders. The other nominee was appointed by the Board of Directors in December 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.

     Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If either nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected. Management has no reason to believe that either nominee will be unable to serve.

     Set forth below is biographical information for the nominees as well as for each director whose term of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

  PHILIPPE BOURGUIGNON

     Mr. Philippe Bourguignon, age 53, has served has a director of eBay since December 1999. Mr. Bourguignon has served as Chairman of the Board of Club Mediterranee S.A. since April 1997. Prior to his appointment at Club Mediterranee S.A. Mr. Bourguignon was Chief Executive Officer of Euro Disney S.A., the parent Company of Disneyland Paris, since 1993 and Executive Vice President of The Walt Disney Company (Europe) S.A., since October 1996. Mr. Bourguignon was named President of Euro Disney in 1992, a post he held through April 1993. He joined The Walt Disney Company in 1988 as head of Real Estate development. Mr. Bourguignon holds a Masters Degree in Economics at the University of Aix-en-Provence and holds a post-graduate diploma from the Institut d'Administration des Enterprises (IAE) in Paris.

  MARGARET C. WHITMAN

     Ms. Margaret C. Whitman, age 44, has served as President and Chief Executive Officer of eBay since February 1998 and as a director since March 1998. From January 1997 to February 1998, she was General Manager of the Preschool Division of Hasbro Inc., a toy company. From February 1995 to December 1996, Ms. Whitman was employed by FTD, Inc., a floral products company, most recently as President, Chief Executive Officer and a director. From October 1992 to February 1995, Ms. Whitman was employed by The Stride Rite Corporation in various capacities, including President, Stride Rite Children's Group and Executive Vice President, Product Development, Marketing & Merchandising, Keds Division. From May 1989 to October 1992, Ms. Whitman was employed by The Walt Disney Company, an entertainment company, most recently as Senior Vice President, Marketing, Disney Consumer Products. Before joining Disney, Ms. Whitman was at Bain & Co., a consulting firm, most recently as a Vice President. Ms. Whitman is currently on a leave of absence from the board of directors of Staples, Inc. Ms. Whitman holds an A.B. degree in Economics from Princeton University and an M.B.A. degree from the Harvard Business School.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

  SCOTT D. COOK

     Mr. Scott D. Cook, age 48, has served as a director of eBay since June 1998. Mr. Cook is the founder of Intuit Inc., a financial software developer. Mr. Cook has been a director of Intuit since March 1984 and its Chairman of the Board since March 1993. From March 1984 to April 1994, Mr. Cook served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of Amazon.com, Inc. Mr. Cook holds a B.A. degree in Economics and Mathematics from the University of Southern California and an M.B.A. degree from the Harvard Business School.

  ROBERT C. KAGLE

     Mr. Robert C. Kagle, age 45, has served as a director of eBay since June 1997. Mr. Kagle has been a Member of Benchmark Capital Management Co., L.L.C., the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., since its founding in May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since January 1984. Mr. Kagle also serves on the board of directors of Ariba, Inc. and E-LOAN, Inc. Mr. Kagle holds a B.S. degree in Electrical and Mechanical Engineering from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from the Stanford Graduate School of Business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  DAWN G. LEPORE

     Ms. Dawn G. Lepore, age 47, has served as a director of eBay since December 1999. Ms. Lepore is Vice Chairman and Chief Information Officer and a member of the Executive Management Committee of the Charles Schwab Corporation where she has served for over 17 years in various capacities. Prior to her appointment as Chief Information Officer at Schwab in October 1993, Ms. Lepore served as Senior Vice President of Information Technology at Schwab from May 1993 to October 1993, responsible for the development of a wide range of systems to support Schwab's growing product offerings and client base. She also led a strategic initiative for redesigning Schwab's entire technology platform. Ms. Lepore also serves on the board of directors of Equinix, Inc. and on the board of trustees of Smith College. Ms. Lepore holds a B.A. degree from Smith College in Music.

  PIERRE M. OMIDYAR

     Mr. Pierre M. Omidyar, age 33, founded eBay as a sole proprietorship in September 1995. He has been a director and Chairman of the Board since eBay's incorporation in May 1996 and also served as its Chief Executive Officer, Chief Financial Officer and President from inception to February 1998, November 1997 and August 1996, respectively. Prior to founding eBay, Mr. Omidyar was a developer services engineer at General Magic, a mobile communication platform company from December 1994 to July 1996. Mr. Omidyar co-founded Ink Development Corp. (later renamed eShop) in May 1991 and served as a software engineer there from May 1991 to September 1994. Prior to co-founding Ink, Mr. Omidyar was a developer for Claris, a subsidiary of Apple Computer, and for other Macintosh-oriented software development companies. Mr. Omidyar holds a B.S. degree in Computer Science from Tufts University.

  HOWARD D. SCHULTZ

     Mr. Howard D. Schultz, age 47, has served as a director of eBay since June 1998. Mr. Schultz is the founder of Starbucks Corporation, a provider of gourmet coffee, and has been its Chairman of the Board and Chief Global Strategist since June 2000. From Starbucks' inception in 1985 to June 2000, he served as its Chairman of the Board and Chief Executive Officer. From 1985 to June 1994, Mr. Schultz also served as President of Starbucks. Mr. Schultz was the director of Retail Operations and Marketing for Starbucks Coffee Company, a predecessor to Starbucks, from September 1982 to December 1985 and was the Chairman of the Board, Chief Executive Officer and President of Il Giornale Coffee Company, a predecessor to Starbucks, from January 1986 to July 1987. Mr. Schultz is also one of two founding members of Maveron LLC, a company providing advisory services to consumer-based businesses, and is a member of two LLCs that serve as General Partners of Maveron LLC's affiliated venture capital funds, Maveron Equity Partners LP and Maveron Equity Partners 2000 LP. Mr. Schultz also serves on the board of directors of Drugstore.com, Inc.

BOARD COMMITTEES AND MEETINGS

     During 2000, our Board of Directors held 13 meetings. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Messrs. Kagle and Cook and Ms. Lepore. The Audit Committee held three meetings during fiscal year 2000. The primary responsibilities of the Audit Committee are to meet with our independent auditors at least annually to review the results of the annual audit and to discuss the financial statements, including the independent auditors' judgment about the quality of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Additionally, the Audit Committee meets with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q, recommends to the Board of Directors the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors' performance, receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs, prepares Audit Committee Report for inclusion in our Proxy Statement and meets with our General Counsel to discuss legal matters that may have a material impact on our financial statements or our compliance policies. All members of our Audit Committee are independent within the meaning of the listing standards of the Nasdaq National Market. The charter of our Audit Committee is attached hereto as Exhibit B.

     The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans. The Compensation Committee is composed of three non-employee directors: Messrs. Kagle, Bourguignon and Schultz. It met three times during 2000.

     During 2000, each Board member attended 75% or more of the meetings held by the Board and each committee member attended 75% or more of the meetings held by the committees on which he or she served.

                                   PROPOSAL 2

                   APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN

     In March 2001, our Board of Directors adopted the 2001 Equity Incentive Plan (the "2001 Plan") and reserved 10,000,000 shares of Common Stock for issuance under the 2001 Plan, subject to stockholder approval.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     A summary of the 2001 Plan is set forth below. The discussion below is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL

     The 2001 Plan provides for the grant of incentive stock options and nonstatutory stock options. Incentive stock options granted under the 2001 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2001 Plan are not intended to qualify as incentive stock options under the Code.

PURPOSE

     We adopted the 2001 Plan to provide a means by which employees, directors and consultants of eBay and its affiliates may be given an opportunity to purchase our common stock. We anticipate that the 2001 Plan will assist us in retaining the services of such persons, in securing and retaining the services of persons capable of filling such positions and in providing incentives for such persons to exert maximum efforts for our success.

ADMINISTRATION

     The Board administers the 2001 Plan. Subject to the provisions of the 2001 Plan, it may construe and interpret the 2001 Plan and determine the persons to whom and the dates on which options will be granted. Subject to the provisions of the 2001 Plan, it also may determine the number of shares of our Common Stock to be subject to each option, the exercise and vesting schedule, the exercise price, the type of consideration and other terms of the option. Pursuant to its authority to delegate administration of the 2001 Plan to a committee of one or more members of the Board of Directors, the Board of Directors has delegated such administration to its Compensation Committee. Therefore, as used herein, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 2001 Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are: (i) current employees of ours or of an affiliate of ours; (ii) former employees of ours or an affiliate of ours receiving compensation for past services (other than benefits under a tax-qualified pension plan); (iii) current and former officers of ours or an affiliate of ours; (iv) directors currently receiving direct or indirect remuneration from us or an affiliate of ours in any capacity (other than as a director); and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

ELIGIBILITY

     We intended the 2001 Plan to benefit all of our employees and consultants and the employees, directors and consultants of our affiliates. As such, all are eligible to participate in the 2001 Plan. However, nonemployee directors are eligible only for grants where the essential terms have been set forth in the 2001

Plan and been approved by our stockholders, and the 2001 Plan currently does not provide for such nondiscretionary grants. In addition, the Board may grant incentive stock options under the 2001 Plan only to our employees and employees of our affiliates.

     The Board may not grant an incentive stock option under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of us or any of our affiliates, unless the exercise price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by the optionholder during any calendar year (under the 2001 Plan and any other plan of ours or our affiliates) may not exceed $100,000.

     No employee may be granted options under the 2001 Plan covering more than 1,000,000 shares of our Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE 2001 PLAN

     We have reserved an aggregate of 10,000,000 shares of our Common Stock for issuance under the 2001 Plan. If options granted under the 2001 Plan expire or otherwise terminate without being exercised, the shares of our Common Stock not acquired pursuant to such options again become available for issuance under the 2001 Plan. To date we have not granted any options under the 2001 Plan.

TERMS OF OPTIONS

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options generally may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, the Board may establish an exercise price for a nonstatutory stock option with up to a 15% discount if the discount is expressly granted in lieu of a reasonable amount of salary or a cash bonus. If options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "-- Federal Income Tax Information." As of April 9, 2001, the closing price of our Common Stock as reported on the Nasdaq National Market System was $37.98 per share. The optionholder may pay the exercise price either in cash or, if allowed by the Board, by delivery of other shares of our Common Stock or in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 2001 Plan may become exercisable in cumulative increments ("vest") as determined by the Board, and the Board may accelerate the time during which an option may vest or be exercised. In addition, options may permit exercise prior to vesting, but in such event the optionholder will be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at the optionholder's exercise price, should the optionholder's service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the Common Stock otherwise issuable to the optionholder, by delivering already-owned shares of our Common Stock or by a combination of these means.

     Term. The term of options will be 10 years or less, and options generally will terminate three months after termination of the optionholder's service. If such termination is due to the optionholder's disability, the option generally may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination. If the optionholder dies during the option term, or within three months after termination of service other than for cause or because of disability, the option generally may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death.

RESTRICTIONS ON TRANSFER

     The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.

ADJUSTMENT PROVISIONS

     Transactions not involving our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of our Common Stock subject to the 2001 Plan and to outstanding options. In that event, the Board will appropriately adjust the 2001 Plan as to the class and the maximum number of shares of our Common Stock subject to the 2001 Plan and to the Section 162(m) Limitation, and will adjust outstanding options as to the class, number of shares and price per share of our Common Stock.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of our dissolution or liquidation, outstanding options will terminate. However, outstanding options do not automatically terminate in the event of a change in control. A "change in control" means a sale, lease or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation may assume or continue outstanding options or may substitute similar options. If it refuses to do so, then with respect to options held by optionholders whose service has not terminated, the vesting of such options (and, if applicable, the time during which such options may be exercised) will be accelerated in full. The unexercised portion of all outstanding options will terminate upon the change in control. The acceleration of an option in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the 2001 Plan at any time or from time to time. Stockholder approval of the 2001 Plan or an amendment must be sought if necessary under applicable laws or regulations. Stockholder approval also must be sought for any material amendment to the 2001 Plan. However, the Board may submit the 2001 Plan and any amendment thereto for stockholder approval at its discretion.

FEDERAL INCOME TAX INFORMATION

     Options granted under the 2001 Plan to persons subject to United States taxation generally have the following federal income tax consequences:

     Incentive Stock Options. Incentive stock options under the 2001 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionholder or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. There are no tax consequences to the optionholder or to us by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the optionholder elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of our stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the optionholder held our stock for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Capital Gains. Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to our repurchase right.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to options, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     We have selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001. We are submitting our selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since November 1997. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

     The Bylaws do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of eBay and our stockholders.

AUDIT AND OTHER PROFESSIONAL FEES

     During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP were as follows:

     AUDIT FEES. PricewaterhouseCoopers LLP's fee for its audit of our financial statements and the review of our interim financial statements was $532,449, of which $232,674 was billed in fiscal year 2000.

     FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION
     FEES. PricewaterhouseCoopers LLP did not render information technology consulting services to us in fiscal year 2000.

     ALL OTHER FEES. PricewaterhouseCoopers LLP's fee for other professional service fees, including fees pertaining to acquisition and other transactional related due diligence, was $406,772, all of which was billed in fiscal year 2000.

     The Audit Committee has determined that the rendering of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining their independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to beneficial ownership of the Common Stock as of April 1 2001, by (i) each stockholder that we know is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under "Executive Compensation -- Compensation of Executive Officers -- Summary of Compensation" and (iv) all executive officers and directors as a group.

                                                               SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              ----------------------
                  NAME OF BENEFICIAL OWNER                      NUMBER       PERCENT
                  ------------------------                    -----------    -------
Pierre M. Omidyar(2)........................................   69,198,342     25.7%
Jeffrey S. Skoll(3).........................................   39,868,830     14.8
Janus Capital Corporation(4)................................   14,549,255      5.4
Margaret C. Whitman(5)......................................   11,251,329      4.2
Maynard G. Webb, Jr.(6).....................................      427,500        *
Jeffrey D. Jordan(7)........................................      159,062        *
Matthew J. Bannick(8).......................................       94,430        *
Michael R. Jacobson(9)......................................      716,924        *
Philippe Bourguignon(10)....................................       71,250        *
Scott D. Cook(11)...........................................    1,006,666        *
Robert C. Kagle(12).........................................    2,213,943        *
Dawn G. Lepore(13)..........................................       71,250        *
Howard D. Schultz(14).......................................      520,913        *
All directors and executive officers as a group (16
  persons)(15)..............................................  129,412,277     47.4

---------------
 *   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 269,476,908 shares of Common Stock outstanding as of April 1, 2001.

(2) Mr. Omidyar is our Founder and Chairman of the Board. Includes 828,800 shares held by his spouse as to which he disclaims beneficially ownership. In addition, it includes 250,000 shares held by The Omidyar Foundation. Mr. Omidyar is trustee of the entity and disclaims beneficial ownership of the shares. The address for Mr. Omidyar is 2145 Hamilton Avenue, San Jose, California 95125.

(3) Mr. Skoll is our Vice President Strategic Planning and Analysis. The address for Mr. Skoll is 2145 Hamilton Avenue, San Jose, California 95125.

(4) The address for Janus Capital Corporation is 100 Fillmore Street, Denver, Colorado 80206-4923.

(5) Ms. Whitman is our President and Chief Executive Officer. Includes 3,777,184 shares held by the Griffith R. Harsh, IV & Margaret C. Whitman TTEES of Sweetwater Trust U/A/D 10/15/99. In addition, it includes (a) 1,198 shares held by Griffith Rutherford Harsh IV Custodian Griffith Rutherford Harsh V UTMA California as to which Ms. Whitman's spouse is custodian for the trust and as to which Ms. Whitman disclaims beneficially ownership and (b) 1,198 shares held by Griffith Rutherford Harsh IV Custodian William Whitman Harsh UTMA California as to which

     Ms. Whitman's spouse is custodian for the trust and as to which Ms. Whitman disclaims beneficially ownership. As of May 31, 2001, 8,551,333 shares of the 11,251,329 shares beneficially owned by Ms. Whitman were vested and 2,699,996 were unvested and subject to our right of repurchase at their original purchase price of $0.0334 per share. The address for Ms. Whitman is 2145 Hamilton Avenue, San Jose, California 95125.

(6) Mr. Webb is our President of Technologies. Includes 427,500 shares Mr. Webb has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Webb is 2145 Hamilton Avenue, San Jose, California 95125.

(7) Mr. Jordan is our Senior Vice President and General Manager, US Business. Includes 158,333 shares Mr. Jordan has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Jordan is 2145 Hamilton Avenue, San Jose, California 95125.

(8) Mr. Bannick is our Senior Vice President, International. Includes 93,749 shares Mr. Bannick has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Bannick is 2145 Hamilton Avenue, San Jose, California 95125.

(9) Mr. Jacobson is our Vice President, Legal Affairs, General Counsel and Secretary. Includes 629,395 shares Mr. Jacobson has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Jacobson is 2145 Hamilton Avenue, San Jose, California 95125.

(10) Includes 71,250 shares Mr. Bourguignon has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Bourguignon is c/o Club Mediterranee, 11 rue de Cambrai, 75019 Paris, France.

(11) Includes 663,750 shares Mr. Cook has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Cook is c/o Intuit, Inc., 2535 Garcia Avenue, Mountain View, California 94043.

(12) The shares are held by Robert & Joanne Kagle Trust UAD 4/4/96, Robert Kagle and Joanne Kagle, TTEES. Includes 7,500 shares Mr. Kagle has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Kagle is c/o Benchmark Capital Management Co., L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(13) Includes 71,250 shares Ms. Lepore has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Ms. Lepore is c/o The Charles Schwab Corporation, 101 Montgomery Street, M.S., 120-30-305, San Francisco, California 94104.

(14) Includes 147,819 shares held by Maveron LLC, 4,043 shares held by Maveron-Herlick LLC and 147,656 shares held by Maveron Equity Partners, L.P., a limited partnership in which Mr. Schultz is a member of the general partner. Mr. Schultz disclaims beneficial ownership of shares held by these entities except for his proportional interest in those shares. Includes 7,500 shares Mr. Schultz has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Schultz is c/o Starbucks Corporation, 2401 Utah Ave. South, Seattle, Washington 98134. The address for Maveron is 505 Fifth Avenue, Suite 600, Seattle, Washington 98104.

(15) Includes 3,788,352 shares subject to options exercisable within 60 days.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 1, 2001.

                NAME                   AGE                           POSITION
                ----                   ---                           --------
Margaret C. Whitman..................  44     President & Chief Executive Officer
Matthew J. Bannick...................  36     Senior Vice President, International
Gary F. Bengier......................  46     Senior Vice President, Strategic Planning and
                                              Development
William C. Cobb......................  44     Senior Vice President, Global Marketing
Rajiv Dutta..........................  39     Senior Vice President, Chief Financial Officer
Michael R. Jacobson..................  46     Vice President, Legal Affairs, General Counsel &
                                              Secretary
Jeffrey D. Jordan....................  42     Senior Vice President and General Manager, US Business
Jeffrey S. Skoll.....................  36     Vice President, Strategic Planning and Development
Brian T. Swette......................  47     Executive Vice President, Chief Operating Officer
Maynard G. Webb, Jr. ................  45     President of eBay Technologies
------------------

     The biography of Margaret C. Whitman is set forth under the heading "Proposal 1 -- Election of Directors -- Nominees For Election for a Three-Year Term Expiring at the 2004 Annual Meeting."

     Matthew J. Bannick serves eBay as Senior Vice President, International. From June 2000 to December 2000, Mr. Bannick served as eBay's Vice President, International. From November 1999 to June 2000, Mr. Bannick served as eBay's Vice President, Product and Community. From February 1999 to November 1999, Mr. Bannick served as eBay's Vice President, Customer Support. From April 1995 to January 1999, Mr. Bannick was an executive for Navigation Technologies (NavTech), the leading provider of digital map databases for the vehicle navigation and Internet mapping industries. Mr. Bannick was President of NavTech North America for three years and also served as Senior Vice President of Marketing and Vice President of Operations. From June 1992 to August 1992, Mr. Bannick served as a consultant for McKinsey & Company, in Europe and from June 1993 to April 1995 in the U.S. Mr. Bannick also served as a US diplomat in Germany during the period of German unification. Mr. Bannick holds a B.A. in Economics and International Studies from University of Washington and an M.B.A. degree from the Harvard Business School.

     Gary F. Bengier serves as eBay Senior Vice President, Strategic Planning and Development. From November 1997 to January 2001, Mr. Bengier served as eBay's Vice President, Chief Financial Officer. From February 1997 to October 1997, Mr. Bengier was Vice President and Chief Financial Officer of VXtreme, Inc. a developer of Internet video streaming products. Prior to that time, Mr. Bengier was Corporate Controller at Compass Design Automation, a publisher of electronic circuit design software, from February 1993 to February 1997. Mr. Bengier has also held senior financial positions at Kenetech Corp., an energy services company, and Qume Corp., a computer peripherals company, where he participated in numerous debt and equity financing transactions. Mr. Bengier holds a B.B.A. degree in Computer Science and Operations Research from Kent State University and an M.B.A. degree from the Harvard Business School.

     William C. Cobb serves eBay as Senior Vice President, Global Marketing. From February 2000 to June 2000, Mr. Cobb served as the General Manager of Consumer Sales for Netpliance, Inc., an Internet-based content Company. From July 1997 to February 2000, Mr. Cobb served as the Senior Vice President of International Marketing for Tricon Global Restaurants, Inc. From August 1995 to July 1997, Mr. Cobb served as the Senior Vice President and Chief Marketing Officer for Pizza Hut, Inc., a division of Tricon Global Restaurants, Inc. From May 1994 to August 1995, Mr. Cobb served as Vice President of Colas for the Pepsi-Cola Company, a division of PepsiCo., Inc. Mr. Cobb holds a B.S. in Economics from the University of Pennsylvania and a M.B.A. degree from Northwestern University.

     Rajiv Dutta serves eBay as Senior Vice President, Chief Financial Officer. From August 1999 to January 2001, Mr. Dutta served as eBay's Vice President of Finance and Investor Relations. From July 1998 to August 1999, Mr. Dutta served as eBay's Finance director. From February 1998 to July 1998, Mr. Dutta served as the World Wide Sales Controller of KLA-Tencor. Prior to KLA-Tencor, Mr. Dutta spent nine years, from January 1989 to February 1998, at Bio-Rad Laboratories, Inc., a manufacturer and distributor of life science and diagnostic products with operations in over 24 countries. Mr. Dutta held a variety of positions with the Company, including the group controller of the Life Science Group. Prior to that position, Mr. Dutta was in a general management role, responsible for opening and building the company's operations in India as well as serving as the director of finance for the Asia-Pacific region. Mr. Dutta holds a B.A. in Economics from St. Stephen's College, Delhi University in India and a M.B.A. from Drucker School of Management.

     Michael R. Jacobson has served as eBay's Vice President, Legal Affairs, General Counsel and Secretary since August 1998. From 1986 to August 1998, Mr. Jacobson was a partner with the law firm of Cooley Godward LLP, specializing in securities law, mergers and acquisitions and other transactions. Mr. Jacobson holds an A.B. degree in Economics from Harvard College and a J.D. degree from Stanford Law School.

     Jeffrey D. Jordan serves as Senior Vice President and General Manager, US Business. From September 1999 to April 2000 served as eBay's Vice President, Regionals and Services. From September 1998 to September 1999, Mr. Jordan served as Chief Financial Officer for Hollywood Entertainment and President of their subsidiary, Reel.com. From September 1990 to September 1998, Mr. Jordan served in various capacities including most recently Senior Vice President and Chief Financial Officer of The Disney Store Worldwide, a subsidiary of The Walt Disney Company. Mr. Jordan holds a B.A. in Political Science and Psychology from Amherst College and a M.B.A. degree from the Stanford Graduate School of Business.

     Jeffrey S. Skoll has served as eBay's Vice President Strategic Planning and Analysis since February 1998, its President from August 1996 to February 1998 and as a director from December 1996 to March 1998. From July 1995 to July 1996, Mr. Skoll served as Channel Marketing Manager for Knight-Ridder Information Inc., an online information services company and from September 1993 to July 1995 was a student at the Stanford Graduate School of Business. Prior to that time, Mr. Skoll was President of Skoll Engineering, a systems consulting firm that he founded, from September 1987 to August 1993. Mr. Skoll also co-founded Micros on the Move Ltd., a computer rentals company, as an adjunct to Skoll Engineering in 1990. Mr. Skoll holds a B.a.S.C. degree in Electrical Engineering from the University of Toronto and an M.B.A. degree from the Stanford Graduate School of Business.

     Brian T. Swette serves as eBay's Executive Vice President, Chief Operating Officer. From October 1999 to November 2000, Mr. Swette served as Vice President, Chief Operating Officer. From August 1998 to October 1999, Mr. Swette served as Senior Vice President of Marketing. From 1981 to June 1998, Mr. Swette was employed by Pepsi-Cola Beverages, a global beverage company, in various capacities including most recently Executive Vice President and Chief Marketing Officer-Global Beverages. Mr. Swette holds a B.S. degree in Economics from Arizona State University.

     Maynard G. Webb, Jr. has served as President, eBay Technologies since August 1999. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc. From June 1991 to January 1995, Mr. Webb was Director, IT at Quantum Corporation. Mr. Webb also serves on the board of directors of Extensity, Inc., an Internet-based software company, and Niku Corporation, an Internet-based software company. Mr. Webb holds a B.A.A. degree from Florida Atlantic University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Kagle failed to timely report, by two days, a transaction on a Form 4 that occurred in November 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending Board and Board committee meetings.

     Under the 1998 Directors Stock Option Plan (the "Directors Plan"), members of the Board who are not employees of eBay, or any parent, subsidiary or affiliate of eBay, are eligible to participate in the Directors Plan. Option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of the options must be 100% of the fair market value of the Common Stock on the date of grant. Each eligible director will initially be granted an option to purchase 180,000 shares (an "Initial Grant") on the date elected to the Board of Directors. At each Annual Meeting, each eligible director will automatically be granted an additional option to purchase 30,000 shares if he or she has served continuously as a member of the Board since the date of his or her Initial Grant. In March 1999, the Board amended the Directors Plan to provide that no such grants would be made to eligible directors at the 1999 Annual Meeting. The term of these options is ten years, provided that they will terminate seven months following the date on which the director ceases to be a director or consultant of eBay (12 months if the termination is due to death or disability). All options granted under the Directors Plan will vest as to 25% of the shares on the first anniversary of the date of grant and as to 2.08% of the shares each month thereafter, provided the optionee continues as a director or consultant of eBay.

COMPENSATION OF EXECUTIVE OFFICERS

  SUMMARY OF COMPENSATION

     The following table shows certain compensation earned during fiscal year ending December 31, 1998, 1999 and 2000, by our Chief Executive Officer and four most highly-compensated executive officers (based on their salary and bonus compensation) at December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM AND OTHER
                                                                                  COMPENSATION
                                                                            -------------------------
                                             ANNUAL COMPENSATION            NUMBER OF
                                    -------------------------------------   SECURITIES    ALL OTHER
        NAME AND           FISCAL                          OTHER ANNUAL     UNDERLYING   COMPENSATION
2000 PRINCIPAL POSITIONS    YEAR     SALARY    BONUS(1)   COMPENSATION(2)   OPTIONS(3)       (4)
------------------------   ------   --------   --------   ---------------   ----------   ------------
Margaret C. Whitman......   2000    $210,000   $ 87,914       $1,500           500,000     $   382
  President and Chief       1999     195,000     97,500        1,500                --         455
  Executive Officer         1998     145,833    100,000        1,500        14,400,000      34,894
Maynard G. Webb, Jr. ....   2000     450,000    503,151           --           100,000         384
  President, eBay           1999     184,327(5)  108,000          --         1,000,000      23,175
  Technologies              1998          --         --           --                --          --
Jeffrey D. Jordan........   2000     290,000    136,254        1,500           300,000      29,250
  Senior Vice President
  and                       1999      64,481(6)   16,323       1,500           300,000       5,096
  General Manager,          1998          --         --           --                --          --
  US Business
Matthew J. Bannick.......   2000     207,250     86,139        1,500           140,000         372
  Senior Vice President,    1999     131,106(7)   61,381       1,500           260,000         244
  International             1998          --         --           --                --          --
Michael R. Jacobson......   2000     190,000     65,139        1,500           200,000         365
  Vice President, Legal     1999     160,000     56,000        1,500                --         379
  Affairs, General          1998      52,265(8)   60,000       1,500         1,500,012          --
  Counsel and Secretary

---------------
(1) All 2000 bonuses represent amounts paid in 2000 and 2001 for services rendered in 2000, all 1999 bonuses represent amounts paid in 2000 for services rendered in 1999 and all 1998 bonuses represent amounts paid in 1999 for services rendered in 1998, except for signing bonuses of $108,000 paid to Mr. Webb in 1999 and $50,000 paid to Mr. Jacobson in 1998.

(2) Represents matching contributions under our 401(k) Plan.

(3) Certain option grants were subsequently rescinded and cancelled by agreement between eBay and the applicable Named Executive Officer in July 2000. See the table entitled "-- Option Grants During 2000" and "-- Report of the Compensation Committee of the Board of Directors on Executive Compensation."

(4) Represents: (i) in the case of Ms. Whitman, a reimbursement for relocation expenses paid to her in 1998; (ii) in the case of Mr. Webb, a reimbursement for relocation expenses paid to him in 1999 ($22,815); (iii) in the case of Mr. Jordan, a reimbursement for relocation expenses paid to him in 1999 ($5,000) and 2000 ($28,866); and (iv) in the case of each of the Named Executive Officers, insurance premiums we paid with respect to group life insurance for their benefit.

(5) Mr. Webb was hired by eBay in July 1999. Accordingly, the amounts shown in the table above for fiscal year 1999 are for a period of less than a year. Mr. Webb's salary in 1999 was $450,000 per annum.

(6) Mr. Jordan was hired by eBay in September 1999. Accordingly, the amounts shown in the table above for fiscal year 1999 are for a period of less than a year. Mr. Jordan's salary in 1999 was $210,000 per annum.

(7) Mr. Bannick was hired by eBay in February 1999. Accordingly, the amounts shown in the table above for fiscal year 1999 are for a period of less than a year. Mr. Bannick's salary in 1999 was $175,000 per annum.

(8) Mr. Jacobson was hired by eBay in August 1998. Accordingly, the amounts shown in the table above for fiscal year 1998 are for a period of less than a year. Mr. Jacobson's salary in 1998 was $150,000 per annum.

     The following executive officers received grants of options in 2000 under eBay's 1998 Equity Incentive Plan (the "1998 Plan").

                           OPTION GRANTS DURING 2000

                                                                                   POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF    PERCENTAGE OF                                ASSUMED ANNUAL RATES OF
                            SECURITIES   TOTAL OPTIONS    EXERCISE                  STOCK PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO       PRICE                          OPTION TERM(4)
                             OPTIONS       EMPLOYEES         PER      EXPIRATION   ------------------------------
           NAME             GRANTED(1)   DURING 2000(2)   SHARE(3)       DATE           5%              10%
           ----             ----------   --------------   ---------   ----------   -------------   --------------
Margaret C. Whitman.......   250,000(5)       2.2%        $58.00       05/23/10     $9,118,972      $23,109,266
                             250,000(5)       2.2          62.32       06/20/10      9,796,999       24,827,519
Maynard G. Webb, Jr. .....    50,000(5)       0.4          58.00       05/23/10      1,823,794        4,621,853
                              50,000(5)       0.4          62.32       06/20/10      1,959,400        4,965,504
Jeffrey D. Jordan.........   100,000          0.9          71.12       01/10/10      4,473,013       11,335,493
                             100,000(5)       0.9          58.00       05/23/10      3,647,589        9,243,706
                             100,000(5)       0.9          62.32       06/20/10      3,918,800        9,931,008
Matthew J. Bannick........    70,000(5)       0.6          58.00       05/23/10      2,553,312        6,470,594
                              70,000(5)       0.6          62.32       06/20/10      2,743,160        6,951,705
Michael R. Jacobson.......   100,000(5)       0.9          58.00       05/23/10      3,647,589        9,243,706
                             100,000(5)       0.9          62.32       06/20/10      3,918,800        9,931,008

---------------
(1) Options granted in 2000 were granted under the 1998 Plan. All options granted were nonqualified stock options. The options were granted by the Board and generally vest over four years at the rate of 25% of the shares subject to the option on the first vesting date and 2.08% per month thereafter.

(2) Based on options to purchase 11,349,635 shares of our Common Stock granted in fiscal year ended December 31, 2000, of which 2,402,400 shares subject to such options were cancelled by agreement between eBay and the holders of such cancelled options in July 2000.

(3) Options were granted at an exercise price equal to the fair market value of our Common Stock, as determined by the Board of Directors on the date of grant. The exercise prices per shares listed in the table above are rounded to the nearest cent.

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a 5% annual rate of appreciation in our Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in our Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent our estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(5) Reflects an option grant rescinded and cancelled by agreement between eBay and the applicable Named Executive Officer in July 2000. See "-- Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2000 and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2000, by each of the Named Executive Officers. The value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2000, which was $33.00.

       AGGREGATE OPTION EXERCISES IN 2000 AND VALUES AT DECEMBER 31, 2000

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              NUMBER OF                       DECEMBER 31, 2000           DECEMBER 31, 2000(2)
                               SHARES                    ---------------------------   ---------------------------
                             ACQUIRED ON      VALUE      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           NAME               EXERCISE     REALIZED(1)       (#)            (#)            ($)            ($)
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Margaret C. Whitman........         --              --          --             --               --             --
Maynard G. Webb............     10,000     $   158,775     323,333        666,667               --             --
Jeffrey D. Jordan..........         --              --      93,750        306,250               --             --
Matthew J. Bannick.........     35,000         932,899      66,666        158,334               --             --
Michael R. Jacobson........    249,996      14,901,350     482,518        587,508      $14,716,799    $17,918,994

---------------
(1) Value realized is based on the fair market value of our Common Stock or the sale price on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

(2) Calculated using the fair market value of our Common Stock on December 31, 2000 ($33.00) less the exercise price of the option.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION((1))

     We constitute the Compensation Committee of the Board of Directors of eBay. None of us has been an officer or employee of eBay. We are responsible for establishing the compensation for eBay's executive officers, including the CEO.

     The goals of eBay's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary, bonus and stock options.

     Base Salary. We meet at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, we consider the following factors: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide us with more information for making compensation comparisons, eBay provides us with surveys of compensation for a group of comparable companies with revenues similar to its own. In 2000, eBay also made available a compensation consultant who analyzed salary and option alternatives. Our objective in setting base salary is generally to pay salaries at a level roughly comparable to the median for similar sized companies (measured by revenue) and to bias cash compensation towards bonus compensation rather than salaries. For 2000, based in part on the recommendation of the CEO, we again increased the salary levels of the executive officers to a level closer to this median level. We set base salaries at $160,000 to $200,000 for all of the executive officers hired prior to 1999. The salaries of executive officers hired after our public offering were determined primarily by negotiation with such individuals at the time of their hiring, adjusted for subsequent promotions. Meg Whitman's 2000 salary was increased by $20,000 to $215,000 based on her 1999 performance tempered by her equity compensation and our desire to substantially bias her cash compensation towards her bonus. The performance factors we took into account in making this decision were revenue growth, the successful recovery from the long outage in June 1999 (tempered by the factors that led to the outage), infrastructure development, the continued filling out of the executive team, and eBay's successful follow-on public offering.

     Bonus. Early in 2000, we adopted management incentive plans for our officers and other key employees relating to cash bonus compensation. The plan for our officers provides for quarterly bonuses split evenly between a bonus based upon financial targets set by our committee for each quarter and a bonus based on achievement of quarterly individual goals, so long as a minimum financial target threshold has been met. In addition, a year end bonus is payable based on the eBay's achievements relative to annual financial goals. The financial goals for the plan in 2000 were contribution from operations and revenue. Target bonus amounts for officers were 30% to 50% of base salary depending upon their position. One fifth of this target amount was payable each quarter, with the final fifth available for the year end bonus. Quarterly bonus payouts ranged from 0 to 137.5% of target for the bonus based on financial targets and generally 80% to 100% of target for the individual performance targets. We set the annual payout at 100% of target based primarily upon eBay's results with respect to contribution from operations.

     Stock Options. eBay's stock option plans are designed to provide its employees with an opportunity to share, along with its stockholders, in eBay's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to pursuant to a periodical focal grant program or following a significant change in job responsibilities, scope or title. Stock options under the option plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of our option grants has been set at 100% of the fair market value of our Common Stock on the date of grant.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     Guidelines for the initial number of stock options for each participant under the option plans are generally determined by a formula providing a range of option grants for each job level. Follow-on option grants are based upon a number of factors, including performance of the individual, job level, potential, competitive factors and past option grants. eBay makes follow-on grants for key employees other than the executive staff twice a year, during the first and third quarters. The Board of Directors has delegated the authority to make option grants to non-officers to a Non-Officer stock option grant committee consisting of Meg Whitman.

     In 2000, in addition to grants made upon promotions, we made our first follow-on grants to the executive staff. Consistent with our practice for new-hire grants, these grants were made in two equal pieces, one grant following Committee approval and the second grant four weeks later. All grants were made at 100% of the closing price of our shares of common stock on the date of grant. Executive staff members who joined eBay after the initial public offering received additional grants based on the factors noted above. Executive officers who had received pre-IPO initial grants were due to be fully vested on those grants in one to two years from the time we met to discuss grants. We considered a number of alternative approaches to new option grants to these individuals as outlined by the compensation consultant. We ultimately determined to make a set of substantial grants, which would vest over the period three to five years after grant, well after the full vesting of the initial grants for these executives. The number of shares to be granted were based upon performance, potential, and, in some cases, the longer term plans of the affected individuals. The follow-on grants made in May and June 2000 were subsequently voluntarily cancelled by agreement between the executives and eBay after it was determined that the grants might call into question the desired accounting treatment of eBay's acquisition of Half.com.

     We established a key employee relocation loan program in 2000. This program permits eBay to make loans to officers and certain other key new employees relocating as the result of accepting offers from eBay. These loans have a four-year term, are secured by the house purchased using the proceeds of the loan, are due if the employee stops being employed by eBay for any reason, require a minimum down payment and are subject to certain eligibility and other criteria.

     We also created a special retention bonus plan in 2000 for Jeff Jordan. Under this plan, he will receive payments in May of 2001, 2002, 2003 and 2004, if he is then employed by eBay. Payment amounts decline from $314,000 to $266,000 over the period and may be used to pay principal and interest payments Mr. Jordan will then owe to eBay under a loan secured by his principal place of residence. A similar program was put into place in January 2001 for Mr. Webb, with payment amounts increasing from $230,800 in 2001 to $1,154,000 in 2004.

     eBay is limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." We do not expect this limitation to affect eBay in 2001.

     CEO Compensation. The Committee used the same procedures described above in setting the annual compensation for our CEO. In considering Meg Whitman's salary and bonus we not only considered the factors described above, but also took into consideration her accomplishments in reorganizing and increasing eBay's senior management team as eBay's business expanded is scope and grew in size. The portion of Ms. Whitman's bonus that was based on financial factors was calculated in accordance with the same formula used for all other officers. Her individual performance bonus varied quarter by quarter from 85% to 100% of target, based upon not only eBay's financial performance but also on the growth and maturation of our management team, and our strategic progress, including our acquisitions. Taking all of this into account, Ms. Whitman received a bonus of 41% of her base salary, as compared to a target of 50% of base salary. In addition, we determined to make an option grant of 500,000 shares, vesting 50% on May 23, 2003 and 25% on May 23, 2004 and 2005. This grant, like all of the other follow-on grants made in May and June 2000 to the executive staff, was cancelled by agreement between Ms. Whitman and eBay after it was determined that the grant might call into question the desired accounting treatment of eBay's acquisition of Half.com.

     Summary. Through the plans described above, a significant portion of our compensation program for our executive officers (including our CEO) is contingent upon the individual's and the eBay's performance, and realization of benefits by our CEO and the other executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation during any given annual period.

                                          COMPENSATION COMMITTEE

                                          Philippe Bourguignon
                                          Robert C. Kagle
                                          Howard D. Schultz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee was comprised of two non-employee directors until March 21, 2000, when Mr. Bourguignon was added to the Committee with Messrs. Kagle and Schultz. No member of the Compensation Committee is or was formerly an officer or an employee of eBay. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on September 24, 1998 (eBay's first day of trading) for our Common Stock and an investment of $100 in cash on that day for (i) the Nasdaq National Market Index and (ii) the Goldman Sachs Internet Index. The Goldman Sachs Internet Index is a modified-capitalization weighted index of 33 stocks representing the Internet industry, including Internet content and access providers, Internet software and services companies and e-commerce companies. Historic stock performance is not necessarily indicative of future stock price performance. No dividends were paid in respect of our Common Stock during this period. All values assume reinvestment of the full amount of any dividends and are calculated daily.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                                 Nasdaq
Measurement                                Goldman Sachs        Composite
   Point                  eBay Stock       Internet Index         Index
-----------               ----------       --------------       ---------
9/24/98                    100.00000         100.00000           100.00000
9/25/98                     94.72295         102.80485           101.35148
9/28/98                    101.84697         105.04123           101.09746
9/29/98                    103.16622         105.24113           100.79694
9/30/98                     95.11873         102.46127            98.45961
10/1/98                     84.43271          90.99200            93.72159
10/2/98                     84.43271          96.02700            93.87563
10/5/98                     75.72559          92.77861            89.32478
10/6/98                     77.04486          90.42354            87.82508
10/7/98                     65.17151          83.21465            85.01866
10/8/98                     61.21372          78.39205            82.49067
10/9/98                     64.90765          82.04023            86.75552
10/12/98                    66.49076          87.94977            89.87061
10/13/98                    62.00528          85.35108            87.74138
10/14/98                    63.58839          86.74413            89.57358
10/15/98                    68.86543          93.34083            93.64486
10/16/98                    75.98944          92.02900            94.22266
10/19/98                    95.77836          94.34657            95.83746
10/20/98                    98.15303          92.57871            95.28291
10/21/98                   106.72823          95.83958            97.34995
10/22/98                   108.83905         100.33109            98.97114
10/23/98                   105.80475         100.04997            98.46077
10/26/98                   154.88130         103.97926           100.26971
10/27/98                   174.14250         103.61069            99.84248
10/28/98                   168.86540         104.27911           100.98876
10/29/98                   168.60160         108.11469           102.14200
10/30/98                   175.46170         107.39630           102.96744
11/2/98                    177.30870         114.95500           104.68338
11/3/98                    177.30870         112.67491           103.95794
11/4/98                    174.53830         117.94727           106.00056
11/5/98                    171.37200         118.89680           106.78703
11/6/98                    177.30870         119.95252           107.91821
11/9/98                    217.41420         125.86207           108.17920
11/10/98                   276.25330         129.97250           108.44485
11/11/98                   244.72290         124.85007           108.24081
11/12/98                   265.96300         127.02400           107.59850
11/13/98                   261.60950         124.58771           107.42004
11/16/98                   269.39320         128.77940           108.21582
11/17/98                   271.50400         131.16570           109.19469
11/18/98                   311.34570         141.92900           110.29448
11/19/98                   303.43000         140.49220           111.58725
11/20/98                   310.29000         141.39810           112.08308
11/23/98                   407.38790         155.28490           114.94356
11/24/98                   415.43530         153.95430           114.27277
11/25/98                   431.66230         155.16000           115.39638
11/27/98                   460.15830         161.11320           117.21172
11/30/98                   417.15040         147.00150           113.32295
12/1/98                    437.46700         152.06770           116.47407
12/2/98                    428.49600         148.55070           115.97766
12/3/98                    394.72290         140.62970           113.60139
12/4/98                    385.22420         146.38310           116.43977
12/7/98                    367.81000         149.95630           118.61842
12/8/98                    373.35090         154.05420           118.27604
12/9/98                    378.95780         155.54720           119.18690
12/10/98                   392.87600         152.58620           117.18382
12/11/98                   405.27700         154.37910           117.95982
12/14/98                   397.88920         149.98750           114.33321
12/15/98                   409.49870         155.68470           116.98850
12/16/98                   471.76780         159.34530           116.80017
12/17/98                   503.03430         160.98830           118.80675
12/18/98                   532.45390         166.37300           121.26323
12/21/98                   625.59360         184.95130           124.27950
12/22/98                   635.35620         189.03050           123.28842
12/23/98                   629.02380         202.43000           126.28551
12/24/98                   603.69400         204.05420           125.73270
12/28/98                   602.90240         224.44400           126.73658
12/29/98                   578.23220         219.70270           126.82203
12/30/98                   533.77300         206.27810           125.96057
12/31/98                   509.23480         211.60670           127.45679
1/4/99                     506.59630         210.22610           128.34960
1/5/99                     472.82320         211.94400           130.86190
1/6/99                     597.36150         227.25510           134.90710
1/7/99                     629.02380         237.41250           135.21110
1/8/99                     617.15050         245.37110           136.27600
1/11/99                    615.30340         284.56400           138.61160
1/12/99                    507.65170         268.12220           134.90070
1/13/99                    454.88130         253.43580           134.67160
1/14/99                    475.59370         244.44650           132.34710
1/15/99                    471.50400         240.15490           136.49630
1/19/99                    485.22430         255.09120           139.98220
1/20/99                    451.18730         238.21840           140.40770
1/21/99                    383.64110         223.58820           136.29400
1/22/99                    415.30340         229.14170           135.95450
1/25/99                    459.10290         237.45000           137.72340
1/26/99                    466.22690         252.25510           141.44940
1/27/99                    640.63320         259.19540           139.92230
1/28/99                    617.67800         278.42950           144.00290
1/29/99                    586.01580         279.22290           145.66250
2/1/99                     553.03430         273.76310           145.90660
2/2/99                     536.67550         264.03670           143.19380
2/3/99                     587.33510         270.06500           144.93700
2/4/99                     504.48550         260.30730           140.09270
2/5/99                     467.01850         254.13540           137.97390
2/8/99                     487.59890         241.93530           139.79330
2/9/99                     449.34040         221.66420           134.32170
2/10/99                    447.49340         224.80640           134.24670
2/11/99                    505.54090         251.86780           139.83000
2/12/99                    498.15300         239.62390           134.96690
2/16/99                    487.86280         231.50920           134.50070
2/17/99                    491.82060         223.70690           130.72470
2/18/99                    496.30610         225.37480           131.40140
2/19/99                    505.54090         232.39630           132.74120
2/22/99                    588.39040         246.33930           136.13650
2/23/99                    596.57000         257.72740           138.13260
2/24/99                    603.69400         253.49820           135.98360
2/25/99                    632.19000         253.41700           135.25350
2/26/99                    705.01320         254.49770           132.99870
3/1/99                     681.79410         259.13290           133.41430
3/2/99                     741.29280         257.31510           131.31300
3/3/99                     782.05800         256.62790           131.67160
3/4/99                     828.36410         257.59000           133.28120
3/5/99                     945.11870         263.06220           135.85160
3/8/99                    1082.85000         280.50350           139.36900
3/9/99                    1052.77000         279.26040           139.09690
3/10/99                    981.92610         286.16320           139.85610
3/11/99                    949.86800         286.90030           140.21940
3/12/99                    899.20840         280.43480           138.43370
3/15/99                    993.00790         294.01550           141.33490
3/16/99                    999.34030         296.73910           141.79000
3/17/99                    986.27970         298.40080           141.19130
3/18/99                   1017.94200         306.37180           143.16710
3/19/99                   1011.60950         309.93250           140.74370
3/22/99                    982.32190         321.76410           139.27130
3/23/99                    926.91290         303.48570           135.02220
3/24/99                    920.58040         301.58670           137.48910
3/25/99                   1009.23480         325.40000           141.53000
3/26/99                    978.36410         324.46900           140.62160
3/29/99                    935.81790         337.90600           144.90390
3/30/99                    868.33770         342.41630           144.17440
3/31/99                    869.52500         345.57720           143.07640
4/1/99                     877.83640         352.25510           144.93470
4/5/99                     941.95250         389.85510           148.81130
4/6/99                     962.53300         394.38410           148.99210
4/7/99                     949.86800         381.57790           147.90270
4/8/99                    1087.60000         387.41880           149.58610
4/9/99                    1161.21400         396.78910           150.72890
4/12/99                   1118.47000         412.41250           151.06380
4/13/99                   1094.72300         416.80410           150.17380
4/14/99                   1031.40000         383.57700           145.74330
4/15/99                   1132.71800         372.67610           146.58560
4/16/99                   1114.51200         361.27560           144.39240
4/19/99                    975.98940         298.36330           136.34570
4/20/99                   1029.02400         324.46280           140.06770
4/21/99                   1055.93700         351.58040           144.68540
4/22/99                   1089.18200         366.36680           148.90140
4/23/99                   1267.28200         373.56950           150.59180
4/26/99                   1323.48300         399.21910           154.15850
4/27/99                   1325.06600         386.44430           151.27300
4/28/99                   1219.39300         359.84510           148.24800
4/29/99                   1361.47800         357.03400           146.97330
4/30/99                   1317.94200         360.71960           147.81090
5/3/99                    1207.12400         340.86700           147.38830
5/4/99                    1147.75700         329.77260           144.45520
5/5/99                    1182.98200         346.84530           147.32260
5/6/99                    1111.34600         327.23000           143.70880
5/7/99                    1118.86500         328.24210           145.53050
5/10/99                   1224.53800         345.65220           146.85410
5/11/99                   1236.80700         363.29330           149.19610
5/12/99                   1258.57500         361.76290           151.51310
5/13/99                   1218.99700         349.14410           150.08660
5/14/99                   1177.04500         339.03050           146.93960
5/17/99                   1256.59600         353.54200           148.91480
5/18/99                   1200.39600         348.91930           148.71250
5/19/99                   1246.30600         351.52420           149.81920
5/20/99                   1181.79400         335.61340           147.77490
5/21/99                   1206.13500         328.49830           146.49080
5/24/99                   1160.42200         304.17290           142.62640
5/25/99                   1038.12700         287.59370           138.39700
5/26/99                   1103.82600         304.27290           141.08720
5/27/99                   1070.18500         293.89060           140.62050
5/28/99                   1122.03200         308.95180           143.60650
6/1/99                    1054.35400         289.53000           140.20660
6/2/99                    1068.99700         285.52600           141.39120
6/3/99                    1021.50400         272.29510           139.70030
6/4/99                    1067.01800         285.15120           144.06110
6/7/99                    1160.42200         296.50800           146.72740
6/8/99                    1163.58800         283.81430           143.84130
6/9/99                    1158.83900         285.20110           146.44490
6/10/99                   1156.86000         276.18690           144.42610
6/11/99                   1050.39600         259.53900           142.29050
6/14/99                    861.21370         232.49000           139.40910
6/15/99                    858.04750         240.05500           140.36000
6/16/99                    941.95250         273.10720           146.35660
6/17/99                    929.28760         280.98450           147.88650
6/18/99                    925.72560         288.23090           149.00780
6/21/99                    962.92870         304.47900           152.89300
6/22/99                    938.39050         291.61040           149.98550
6/23/99                    927.30870         298.90050           151.02370
6/24/99                    900.00000         288.90550           148.45850
6/25/99                    861.21370         279.62890           148.38050
6/28/99                    886.93930         287.92480           151.27470
6/29/99                    891.29280         296.28930           153.58070
6/30/99                    958.57520         309.56400           156.13890
7/1/99                     947.69130         313.48700           157.30490
7/2/99                     909.49870         319.59000           159.33000
7/6/99                     891.29280         326.83030           159.08370
7/7/99                     875.46170         320.50230           159.44760
7/8/99                     849.73610         327.16140           161.12280
7/9/99                     859.63060         325.07500           162.35570
7/12/99                    809.76250         309.55770           162.20280
7/13/99                    791.55670         312.70000           161.49310
7/14/99                    778.89180         312.88100           163.81240
7/15/99                    804.22160         307.02150           165.04700
7/16/99                    778.69390         301.54920           166.50660
7/19/99                    745.25070         294.52770           164.51920
7/20/99                    715.17150         282.01520           158.81630
7/21/99                    730.21110         294.25910           160.53630
7/22/99                    688.25850         282.36510           156.04120
7/23/99                    682.71770         283.13340           156.50400
7/26/99                    660.95000         266.05450           152.24840
7/27/99                    630.47490         267.87860           155.74420
7/28/99                    664.51180         278.64820           157.28520
7/29/99                    647.49340         266.20440           153.45860
7/30/99                    618.60160         261.20690           153.37030
8/2/99                     577.83640         252.87360           152.50650
8/3/99                     534.30080         239.77390           150.43480
8/4/99                     479.68340         228.16090           147.64520
8/5/99                     588.12660         239.27410           149.14670
8/6/99                     527.17680         234.33910           148.10850
8/9/99                     504.22160         224.98750           146.42340
8/10/99                    565.17150         226.38680           144.74520
8/11/99                    555.27700         232.26510           149.09730
8/12/99                    578.62790         237.78740           148.19690
8/13/99                    620.58040         246.42680           153.33070
8/16/99                    690.23740         250.02500           153.76500
8/17/99                    745.64640         258.09590           155.27280
8/18/99                    797.49340         262.06270           154.48860
8/19/99                    720.31660         249.21290           152.37860
8/20/99                    778.89180         253.44830           153.94220
8/23/99                    787.99470         264.08670           158.08330
8/24/99                    752.77040         266.60420           159.99000
8/25/99                    816.88650         275.99950           163.08400
8/26/99                    813.32450         269.97750           161.28320
8/27/99                    805.80470         264.20540           160.36950
8/30/99                    756.33250         255.20360           157.68340
8/31/99                    795.11870         257.49620           159.23310
9/1/99                     772.16360         251.20560           159.89860
9/2/99                     768.99740         249.21910           158.93600
9/3/99                     845.38260         267.61000           165.26440
9/7/99                     847.36150         264.43650           164.92440
9/8/99                     853.29820         260.74460           163.26660
9/9/99                     914.64380         270.38350           165.78230
9/10/99                   1000.52770         277.57370           167.81920
9/13/99                    936.80740         263.41830           165.36090
9/14/99                    981.53030         268.39700           166.72810
9/15/99                    962.53300         263.29340           163.58220
9/16/99                    960.95000         260.44480           163.14920
9/17/99                    892.87600         260.37000           166.80540
9/20/99                    861.21370         260.27610           167.76630
9/21/99                    890.50130         258.48320           163.98500
9/22/99                    944.32710         272.70110           166.13930
9/23/99                    875.46170         260.13240           159.84220
9/24/99                    924.93400         269.50900           159.29470
9/27/99                    878.62790         270.37110           160.53510
9/28/99                    873.87860         275.94950           160.21540
9/29/99                    880.21110         287.20000           158.70530
9/30/99                    893.27170         285.03250           159.62890
10/1/99                    875.26390         283.70810           159.08770
10/4/99                    881.79420         282.35880           162.52430
10/5/99                    894.06330         287.43130           162.73930
10/6/99                    960.55410         303.12340           166.08400
10/7/99                    950.65960         313.69940           166.28690
10/8/99                    956.99210         317.17270           167.79070
10/11/99                   948.28490         311.83160           169.49850
10/12/99                   916.62270         299.48780           166.96870
10/13/99                   867.54610         285.81340           162.83240
10/14/99                   896.83370         290.61720           163.15610
10/15/99                   849.34030         276.93650           158.79590
10/18/99                   820.05270         272.27000           156.31500
10/19/99                   846.17410         280.04120           156.25870
10/20/99                   923.74670         292.44130           162.06850
10/21/99                   940.36940         293.72810           162.87190
10/22/99                   903.16620         287.60000           163.71880
10/25/99                   955.40890         292.73490           163.68570
10/26/99                   962.53300         290.13620           163.42530
10/27/99                   878.23220         280.71590           162.90500
10/28/99                   862.40110         283.23340           167.13090
10/29/99                   855.67280         290.94200           172.43280
11/1/99                    867.54610         294.94000           172.50370
11/2/99                    831.13450         291.55420           173.31630
11/3/99                    804.61740         296.37680           176.04140
11/4/99                    823.21900         302.57370           177.63640
11/5/99                    843.79940         311.30060           180.33000
11/8/99                    867.54610         330.34730           182.75280
11/9/99                    854.08970         322.06400           181.65250
11/10/99                   844.19530         322.03900           183.45000
11/11/99                   843.00790         318.09090           185.85220
11/12/99                   866.75460         330.49730           187.23920
11/15/99                   890.89710         333.06470           187.14560
11/16/99                   926.12130         348.60690           191.41860
11/17/99                   893.66750         344.55900           190.04330
11/18/99                   964.11610         357.59620           194.56100
11/19/99                   924.14250         357.05270           195.84790
11/22/99                   977.17680         374.52520           197.20290
11/23/99                  1061.08200         373.31960           194.31450
11/24/99                  1136.67500         385.94450           198.82700
11/26/99                  1122.03200         390.69210           200.41450
11/29/99                  1074.14200         379.97880           198.87750
11/30/99                  1045.25100         359.02040           193.92450
12/1/99                   1013.19260         364.21790           194.94460
12/2/99                   1057.91600         384.75760           200.70340
12/3/99                   1131.92600         390.80460           204.64730
12/6/99                   1117.67800         404.16040           206.12260
12/7/99                   1036.93900         419.22790           208.50070
12/8/99                   1028.62800         417.20390           208.45180
12/9/99                   1017.15040         439.69270           208.92210
12/10/99                  1041.29300         453.51070           210.43750
12/13/99                  1022.69130         457.48380           212.64230
12/14/99                   953.43000         430.52850           207.61360
12/15/99                   923.35090         427.31760           210.53690
12/16/99                   943.53560         436.81280           215.94920
12/17/99                   952.24270         435.35730           218.15800
12/20/99                   943.93140         441.86030           219.94900
12/21/99                   914.24800         472.15770           227.34750
12/22/99                   946.70180         468.33460           228.86760
12/23/99                   901.18730         453.26090           230.73580
12/27/99                   848.54880         443.45950           231.08110
12/28/99                   885.75200         439.19920           230.89100
12/29/99                   909.10290         453.81680           234.92220
12/30/99                   854.48550         444.35280           234.65540
12/31/99                   792.74400         445.02120           236.54100
1/3/00                     894.45910         485.98830           240.13570
1/4/00                     810.55410         453.36080           226.79760
1/5/00                     864.77570         435.40100           225.39380
1/6/00                     854.08970         404.21660           216.65080
1/7/00                     853.29820         431.02820           225.68910
1/10/00                    900.79160         456.58420           235.39940
1/11/00                    881.39840         426.40550           227.93110
1/12/00                    825.59360         397.15140           223.79410
1/13/00                    872.69130         422.08900           230.02490
1/14/00                    847.36150         420.61470           236.24810
1/18/00                    883.37730         421.59550           240.11590
1/19/00                    910.29000         434.03920           241.30640
1/20/00                    980.73880         434.12040           243.52800
1/21/00                    953.03430         432.84610           246.19550
1/24/00                    863.58840         413.57450           238.09710
1/25/00                    870.71240         421.04570           242.24340
1/26/00                    972.42740         412.19390           236.57590
1/27/00                    974.80210         417.82860           234.81170
1/28/00                    934.43270         393.07850           225.94780
1/31/00                    950.26390         388.52450           229.04480
2/1/00                     955.80470         395.55220           235.53370
2/2/00                     956.20050         400.70590           236.81130
2/3/00                    1044.85500         427.74240           244.77600
2/4/00                    1064.24800         414.95500           246.70360
2/7/00                    1073.74700         418.56570           251.21600
2/8/00                    1074.93400         434.78880           257.36190
2/9/00                    1038.52200         424.56900           253.62660
2/10/00                   1028.23200         434.09550           260.74090
2/11/00                    971.24000         417.42250           255.49890
2/14/00                    975.98940         415.32360           256.84160
2/15/00                    940.36940         418.32210           256.97070
2/16/00                    890.89710         411.41930           257.37060
2/17/00                    919.78890         415.40480           264.42000
2/18/00                    869.12930         406.06570           256.44580
2/22/00                    851.71500         396.41430           254.72410
2/23/00                    981.13450         428.72310           264.50180
2/24/00                   1038.52200         438.28090           268.41500
2/25/00                    955.01320         433.42700           266.83680
2/28/00                    918.60160         423.20720           266.10150
2/29/00                    907.91550         431.59670           273.00940
3/1/00                     945.11870         439.31160           278.08920
3/2/00                     950.65960         432.07150           276.37040
3/3/00                     946.70180         451.39930           285.68710
3/6/00                    1023.08700         472.00150           285.10930
3/7/00                    1031.00300         462.05650           281.79550
3/8/00                    1165.17200         471.30810           284.66810
3/9/00                    1155.67300         490.34230           293.36410
3/10/00                   1223.74700         484.30780           293.46640
3/13/00                   1328.23200         474.06300           285.24830
3/14/00                   1336.14800         455.36000           273.58720
3/15/00                   1200.10000         431.72790           266.37880
3/16/00                   1389.97400         450.99330           274.21260
3/17/00                   1386.41200         459.78260           278.90590
3/20/00                   1241.95300         432.77110           267.97030
3/21/00                   1358.31100         454.56650           273.88080
3/22/00                   1473.08700         467.68490           282.77840
3/23/00                   1415.70000         461.25690           287.18800
3/24/00                   1543.53600         473.79430           288.49120
3/27/00                   1518.60000         472.15140           288.23140
3/28/00                   1417.28200         456.88410           280.98460
3/29/00                   1260.15800         422.35130           269.98560
3/30/00                   1311.60900         407.45880           259.12840
3/31/00                   1114.51200         405.87200           265.80970
4/3/00                     907.12400         358.99550           245.51430
4/4/00                    1057.52000         357.37760           241.16690
4/5/00                    1050.79200         356.94030           242.34860
4/6/00                    1152.50700         369.52770           248.06490
4/7/00                    1145.38300         387.06900           258.46350
4/10/00                    985.88390         353.68560           243.45190
4/11/00                    985.09230         334.08290           235.76150
4/12/00                    907.91550         307.76490           219.12120
4/13/00                    879.02370         289.30540           213.72400
4/14/00                    883.77310         260.07620           193.06000
4/17/00                    907.12400         270.49600           205.72450
4/18/00                   1031.79400         300.85580           220.51280
4/19/00                    951.84690         297.61370           215.44640
4/20/00                    951.45120         291.12940           211.81160
4/24/00                    898.41690         267.58500           202.43000
4/25/00                    972.42740         292.34130           215.72650
4/26/00                    945.11870         285.53220           211.01000
4/27/00                   1025.46200         300.68720           219.37700
4/28/00                   1008.04750         314.24910           224.41260
5/1/00                     985.48810         317.34130           230.07550
5/2/00                     907.91550         296.16440           220.04080
5/3/00                     886.54350         292.81000           215.49870
5/4/00                     867.15040         296.03320           216.25030
5/5/00                     848.54880         298.00100           221.86430
5/8/00                     813.72030         286.94400           213.29390
5/9/00                     767.41420         280.26610           208.38960
5/10/00                    702.90230         265.89210           196.74770
5/11/00                    745.64640         272.57000           203.42380
5/12/00                    768.20580         273.56950           205.13740
5/15/00                    807.38780         289.28040           209.70560
5/16/00                    854.08970         302.89860           216.09510
5/17/00                    811.34560         295.87080           211.87440
5/18/00                    785.62000         284.13920           205.69830
5/19/00                    748.41690         268.27210           197.07730
5/22/00                    862.40110         269.83380           195.55490
5/23/00                    734.56460         248.45080           183.94910
5/24/00                    822.82320         255.54720           190.11420
5/25/00                    766.22690         244.68390           186.32070
5/26/00                    784.43270         243.34080           186.30680
5/30/00                    848.74670         268.26590           201.09280
5/31/00                    792.34830         258.83310           197.68820
6/1/00                     853.29820         276.54920           208.24370
6/2/00                     977.57250         311.40050           221.66430
6/5/00                     955.40890         307.88350           222.15140
6/6/00                     909.49870         296.32060           218.35040
6/7/00                     957.78360         311.81280           223.16870
6/8/00                     907.91550         312.30630           222.37230
6/9/00                     926.91290         312.33130           225.23690
6/12/00                    846.17410         291.93530           219.02120
6/13/00                    861.21370         294.89000           223.85460
6/14/00                    794.72300         288.48070           220.73600
6/15/00                    811.34560         291.99150           223.54530
6/16/00                    774.14250         290.63590           224.40680
6/19/00                    758.31130         295.77090           231.92100
6/20/00                    789.18210         305.24740           233.28880
6/21/00                    782.05800         303.44830           236.23300
6/22/00                    736.93930         290.06750           228.84080
6/23/00                    682.32190         272.85730           223.52210
6/26/00                    664.11610         269.72760           227.40390
6/27/00                    664.11610         272.93230           224.31380
6/28/00                    658.57520         275.68720           229.04430
6/29/00                    654.61740         270.18370           225.37580
6/30/00                    687.86280         275.54350           230.54220
7/3/00                     668.86540         278.16090           232.04310
7/5/00                     640.36940         268.20340           224.55450
7/6/00                     645.91030         270.75840           230.22000
7/7/00                     630.07920         265.50470           233.86070
7/10/00                    608.70710         256.42180           231.36650
7/11/00                    556.46440         245.46480           229.97900
7/12/00                    666.49070         272.20760           238.30110
7/13/00                    676.78100         284.78260           242.67650
7/14/00                    774.93400         302.99220           246.82220
7/17/00                    762.26910         305.75960           248.47820
7/18/00                    728.23220         298.79430           242.81070
7/19/00                    720.31660         287.96850           235.74580
7/20/00                    772.55930         303.51070           243.24030
7/21/00                    744.06330         293.27210           238.00240
7/24/00                    698.15300         280.65340           231.44090
7/25/00                    712.40110         280.85330           234.23100
7/26/00                    667.28230         275.98700           231.79840
7/27/00                    629.28760         261.52550           223.34130
7/28/00                    593.66750         247.80110           212.92300
7/31/00                    633.24540         255.28490           218.96780
8/1/00                     615.03960         247.67620           214.23210
8/2/00                     618.99740         247.50750           212.65910
8/3/00                     633.24540         256.11570           218.55450
8/4/00                     642.74410         259.42650           220.15180
8/7/00                     633.24540         266.87280           224.54810
8/8/00                     636.41160         267.13520           223.70870
8/9/00                     632.45380         260.42600           223.99640
8/10/00                    618.99740         257.68370           218.56090
8/11/00                    614.24800         256.50920           220.27450
8/14/00                    610.29000         261.43800           223.77500
8/15/00                    656.99210         266.04820           223.88950
8/16/00                    728.23220         267.77860           224.44400
8/17/00                    798.68070         271.33930           229.07510
8/18/00                    696.57000         269.50900           228.46300
8/21/00                    710.81790         272.88230           229.78890
8/22/00                    718.73350         273.81310           230.08300
8/23/00                    732.19000         282.72110           233.15220
8/24/00                    777.30870         288.60570           235.60920
8/25/00                    787.59890         287.38750           234.99310
8/28/00                    797.09760         283.69560           236.61540
8/29/00                    774.14250         285.63840           237.28860
8/30/00                    773.35090         298.23210           238.54640
8/31/00                    785.22420         299.89380           244.50690
9/1/00                     796.30600         298.30080           246.13330
9/5/00                     854.88120         302.24260           240.83500
9/6/00                     831.13450         292.18520           233.28760
9/7/00                     843.79940         294.50270           238.22910
9/8/00                     833.31130         285.32610           231.25720
9/11/00                    820.05270         282.56500           226.48720
9/12/00                    787.59890         278.37330           223.76450
9/13/00                    791.55670         281.23440           226.34420
9/14/00                    866.75460         288.29330           227.50500
9/15/00                    854.08970         281.99030           222.93440
9/18/00                    836.67540         273.56320           216.61530
9/19/00                    831.92610         282.67740           224.70210
9/20/00                    969.65700         284.53900           226.55060
9/21/00                    901.58310         279.78510           222.56470
9/22/00                    910.09230         283.70190           221.10510
9/25/00                    916.62270         280.35360           217.47000
9/26/00                    895.25070         272.47630           214.44000
9/27/00                    804.22160         259.80760           212.53360
9/28/00                    875.46170         268.58440           219.62640
9/29/00                    869.92080         263.26840           213.49390
10/2/00                    846.96570         251.88660           207.45320
10/3/00                    785.22420         237.97480           200.88060
10/4/00                    818.46970         247.58250           204.79090
10/5/00                    808.97090         241.69790           201.82640
10/6/00                    752.77040         230.59720           195.36890
10/9/00                    771.76780         237.71240           195.05210
10/10/00                   733.77310         227.19890           188.36630
10/11/00                   671.24000         207.64000           184.17810
10/12/00                   647.49340         192.45380           178.72510
10/13/00                   707.65170         208.05220           192.79740
10/16/00                   755.14510         209.74510           191.25760
10/17/00                   668.07390         194.03420           186.82120
10/18/00                   675.98940         194.86510           184.35660
10/19/00                   724.27440         210.16370           198.71650
10/20/00                   735.35620         216.67920           202.46810
10/23/00                   754.35360         218.47200           201.62820
10/24/00                   684.69650         213.49950           198.78570
10/25/00                   684.69650         202.36130           187.72860
10/26/00                   664.90770         204.72260           190.20540
10/27/00                   650.65960         199.71260           190.56470
10/30/00                   623.74670         188.32460           185.51000
10/31/00                   652.24270         206.61540           195.87000
11/1/00                    684.10290         212.25640           193.76340
11/2/00                    727.44060         223.60690           199.32220
11/3/00                    694.19530         223.05720           200.63360
11/6/00                    688.65440         224.87510           198.57760
11/7/00                    717.94200         228.87310           198.55320
11/8/00                    653.82590         214.04920           187.85240
11/9/00                    616.62270         199.30660           186.03000
11/10/00                   583.37730         188.04350           176.06930
11/13/00                   543.00790         178.02350           172.44960
11/14/00                   603.95780         190.01750           182.42150
11/15/00                   580.21110         186.83160           184.00380
11/16/00                   543.00790         176.46800           176.23730
11/17/00                   550.13190         174.05670           175.96460
11/20/00                   436.93930         158.12720           167.15530
11/21/00                   399.73610         147.10770           166.91180
11/22/00                   416.35880         133.82060           160.16250
11/24/00                   467.81000         147.24510           168.82590
11/27/00                   483.64110         144.22790           167.43730
11/28/00                   456.33250         132.59620           158.97900
11/29/00                   470.18470         133.60820           157.34860
11/30/00                   434.56460         129.66000           151.01260
12/1/00                    440.10550         131.81530           153.76550
12/4/00                    409.23480         130.45350           152.04840
12/5/00                    500.26390         151.15570           167.97840
12/6/00                    459.89440         146.57050           162.55510
12/7/00                    443.27180         142.47250           160.00670
12/8/00                    489.18200         157.17140           169.58450
12/11/00                   550.92350         163.00000           175.26190
12/12/00                   518.46970         159.19540           170.41810
12/13/00                   497.09760         150.98080           164.08210
12/14/00                   468.60160         145.04000           158.60300
12/15/00                   481.26650         145.34610           154.22940
12/18/00                   485.22430         135.95700           152.55820
12/19/00                   409.23480         124.93128           146.00080
12/20/00                   353.82580         111.43179           135.60000
12/21/00                   360.15830         106.66541           136.02660
12/22/00                   443.27180         118.19715           146.30940
12/26/00                   439.31400         117.62244           144.94350
12/27/00                   446.43800         116.71664           147.60750
12/28/00                   478.89180         119.14668           148.67760
12/29/00                   417.94200         113.46826           143.60650

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

          REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS((1))

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee adopted a written charter on June 14, 2000, a copy of which is attached to this proxy as Exhibit B. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with PricewaterhouseCoopers LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statement with generally accepted accounting principles, their judgments as to the quality of our accounting principles and the other matters required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1.

     The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations or our internal controls, and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of our independent auditors.

                                          AUDIT COMMITTEE

                                          Scott D. Cook
                                          Robert C. Kagle
                                          Dawn G. Lepore

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     eBay has entered into indemnification agreements with each of its directors and executive officers. These agreements require eBay to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay.

     On August 28, 1999, Mr. Webb, President of eBay Technologies, entered into a one-year term loan with eBay at an interest rate of 5.43% per annum and an original principal amount of $2,958,044.63, which amount was immediately paid down to a principal amount of $2,058,044.63. On August 28, 2000, eBay loaned Mr. Webb an amount of $2,169,796.46, which was equal to the principal and accrued interest due to eBay at the end of Mr. Webb's one-year term loan (i.e., August 28, 2000). The August 2000 loan to Mr. Webb has a four-year term with accrued interest at 6.37% and 10%, 15%, 25% and 50% of principal being due on each of the first, second, third and fourth anniversary of the date of issue, respectively. The maximum indebtedness for Mr. Webb during 2000 was $2,263,139.

     On May 16, 2000, Mr. Jordan, our Senior Vice President and General Manager, U.S. Business, entered into two four-year term loans with eBay at an interest rate of 6.40% per annum, with principal and accrued interest payable on each loan in equal installments on each anniversary. The principal amounts on the loans were $1,000,000 and $900,000, respectively. The maximum indebtedness for Mr. Jordan during 2000 was $1,940,000. On July 26, 2000, Mr. Jordan repaid in full the principal and accrued interest on the $900,000 term loan.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL R. JACOBSON

                                          Michael R. Jacobson
                                          Secretary

     A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, IS AVAILABLE WITHOUT ANY CHARGE UPON WRITTEN REQUEST TO: SECRETARY, EBAY INC., 2145 HAMILTON AVENUE, SAN JOSE, CALIFORNIA 95125.

                                                                       EXHIBIT A

                                   eBay Inc.

                           2001 EQUITY INCENTIVE PLAN
                             Adopted March 22, 2001
                  Approved by Stockholders             , 2001
                        Termination Date: March 21, 2011

1. PURPOSES.

     (A) ELIGIBLE OPTION RECIPIENTS. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

     (B) AVAILABLE OPTIONS. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

     (C) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

     (A) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, and any other entity which is controlled, directly or indirectly, by the Company.

     (B) "BOARD" means the Board of Directors of the Company.

     (C) "CODE" means the United States Internal Revenue Code of 1986, as amended.

     (D) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

     (E) "COMMON STOCK" means the common stock of the Company.

     (F) "COMPANY" means eBay Inc., a Delaware corporation.

     (G) "CONSULTANT" means any person, whether a natural person or an entity (subject to the provisions of subsection 5(e)), including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and compensated for such services, or (ii) who is a member of the Board of Directors or comparable governing body of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

     (H) "CONTINUOUS SERVICE" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service with the Company or an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (I) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (J) "DIRECTOR" means a member of the Board of Directors of the Company.

     (K) "DISABILITY" means the inability of a natural person to continue to perform services for the Company or any Affiliate of the type previously performed prior to the occurrence of such Disability, whether as a result of physical and/or mental illness or injury, as determined by a physician acceptable to the Company, for a period of no less than six (6) months.

     (L) "EMPLOYEE" means any person employed for tax purposes by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (M) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     (N) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (O) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (P) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (Q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (R) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (S) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6 of the Plan.

     (T) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (U) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (V) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (W) "PLAN" means this eBay Inc. 2001 Stock Option Plan.

     (X) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (Y) "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     (Z) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

     (A) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (B) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (I) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

          (II) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (III) To amend the Plan or an Option as provided in Section 11.

          (IV) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient in its sole discretion to promote the best interests of the Company and its stockholders that are not in conflict with the provisions of the Plan.

     (C) DELEGATION TO COMMITTEE.

          (I) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of one (1) or more members of the Board any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (II) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the

     Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

     (D) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by anyone and shall be final, binding and conclusive on all Optionholders and any other person having an interest in such determination, interpretation or construction.

4. SHARES SUBJECT TO THE PLAN.

     (A) SHARE RESERVE. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate Ten Million (10,000,000) shares of Common Stock.

     (B) REVERSION OF SHARES TO THE SHARE RESERVE. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

     (C) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

     (A) ELIGIBILITY FOR SPECIFIC OPTIONS. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

     (B) NON-EMPLOYEE DIRECTORS. Notwithstanding the provisions of subsection 5(a) hereof, a Director who is not an Employee only may be granted nondiscretionary Options that the Stockholders have approved as to the following option provisions: Number of shares, date of automatic grant, term, exercise price, consideration, vesting schedule, exercise schedule, and the post-termination exercise periods.

     (C) TEN PERCENT STOCKHOLDERS. Notwithstanding the provisions of subsection 5(a) hereof, a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (D) SECTION 162(M) LIMITATION. Notwithstanding the provisions of subsection 5(a) hereof and subject to the provisions of Section 10 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than One Million (1,000,000) shares of Common Stock during any calendar year.

     (E) CONSULTANTS. Notwithstanding the provisions of subsection 5(a) hereof, a Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (A) TERM. Subject to the provisions of subsection 5(c) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (B) EXERCISE PRICE.

             (I) Subject to the provisions of subsection 5(c) regarding Ten Percent Stockholders and subsections 6(b)(ii) and 6(b)(iii) below, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

             (II) A Nonstatutory Stock Option may be granted with an exercise price not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted if such discount from Fair Market Value is expressly granted in lieu of a reasonable amount of salary or a cash bonus.

             (III) An Option may be granted with an exercise price lower than that set forth in subsection 6(b)(i) above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (C) CONSIDERATION.

             (I) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or
        (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board.

             (II) Unless otherwise specifically provided, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

          (D) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (E) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (F) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (G) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (H) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option or
     (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (I) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of
     (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (J) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
     (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7. COVENANTS OF THE COMPANY.

     (A) AVAILABILITY OF SHARES. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (B) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9. MISCELLANEOUS.

     (A) STOCKHOLDER RIGHTS. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (B) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, for any reason or no reason,
(ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

     (C) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (D) INVESTMENT ASSURANCES. The Company may require an Optionholder, as a condition of exercising an Option or acquiring Common Stock under any Option,
(i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring Common Stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the Common Stock; and/or (iii) to give such other written assurances as the Company shall determine are necessary, desirable or appropriate to comply with applicable securities regulation and other governing law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (E) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any tax withholding obligation arising under the laws or regulations of any country, state or local jurisdiction relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

     (A) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (B) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

     (C) CHANGE IN CONTROL -- ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Options outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(c) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Options or to substitute similar stock awards for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) at or prior to such event.

11. AMENDMENT OF THE PLAN AND OPTIONS.

     (A) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary under applicable laws or regulations or to the extent that such amendment constitutes a material amendment of the Plan.

     (B) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (C) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (D) NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (E) AMENDMENT OF OPTIONS. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

     (A) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (B) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14. CHOICE OF LAW.

     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                                                       EXHIBIT B

                                   eBay Inc.

                         CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

     The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

COMPOSITION AND ORGANIZATION

     The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

     The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate, it being understood that the Committee would ordinarily meet quarterly in advance of the release of quarterly financial results. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

     In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

          1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

          2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

          3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

          4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

          5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

          6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality and conservatism, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

          7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

          8. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

          9. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

          10. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements if, in the judgment of the Audit Committee, such review is necessary or appropriate.

          11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

          12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual Proxy Statement.

          13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

          15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                    eBay Inc.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2001

    The undersigned hereby appoints MICHAEL R. JACOBSON and RAJIV DUTTA, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc. to be held on Friday, May 25, 2001, at 9:00 a.m. local time at the Silicon Valley Conference Center, El Camino Room, 2161 North First Street, San Jose, California 95131, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


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

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED           Please mark your votes as  [X]
IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE            indicated in this example
PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE
VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.



WE RECOMMEND A VOTE FOR THE               FOR                 WITHHOLD AUTHORITY
NOMINEES FOR DIRECTOR          all nominees listed to the    to vote for all nominees     Nominees: 01 Philippe Bourguignon and
LISTED TO THE RIGHT.           right (except as written in)    listed to the right                  02 Margaret C. Whitman
                                         [ ]                          [ ]

Proposal 1:  To elect two directors to hold office until the                              To withhold authority to vote for any
             2004 Annual Meeting.                                                         nominee, write that nominee's name below:

                                                                                          ------------------------------------------

                   WE RECOMMEND A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2:  To approve the 2001          Proposal 3:  To ratify the selection of
             Equity Incentive Plan.                    PricewaterhouseCoopers LLP                           I/WE WILL ATTEND
                                                       as independent auditors of                              THE MEETING   [ ]
                                                       the Company for our fiscal
                                                       year ending December 31, 2001.

             FOR     AGAINST   ABSTAIN                   FOR     AGAINST   ABSTAIN
             [ ]       [ ]       [ ]                     [ ]       [ ]       [ ]

                                                                                   Dated:________________________________, 2001

                                                                                   ____________________________________________

                                                                                   ____________________________________________
                                                                                                     Signature(s)

                                                                                   Please sign exactly as your name or names appear
                                                                                   hereon. If the stock is registered in the names
                                                                                   of two or more persons, each should sign.
                                                                                   Executors, administrators, trustees, guardians
                                                                                   and attorneys-in-fact should add their titles.
                                                                                   If signer is a corporation, please give full
                                                                                   corporate name and have a duly authorized
                                                                                   officer sign, stating title. If signer is a
    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN        partnership, please sign in partnership name by
        ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.           an authorized person.

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


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